                                 Manufacturer's
                            Representative Agreement

This Representative Agreement (the "Agreement") made and entered into this 16th day, November, 2001 by and between HydroFlo Incorporated, a North Carolina corporation located at 3721 Junction Blvd. Raleigh, NC 27615 (the "Company") and
_________________________, a _____________ corporation located _________________
(the "Manufacturer's Representative").

                                    RECITALS

         A.  The Company is engaged in the manufacture and sale of water treatment products, certain of which products are more particularly described in the attached Schedule A, as the same may be hereafter amended by the mutual consent of the parties (collectively and including any other products listed in the Company's catalogues from time to time, the "Products"); and

         B.  The Manufacturer's Representative engages to sell such Products to the end-users listed on the attached Schedule B in connection with those end-users' operations located in the geographic areas also listed on the attached Schedule B, as the same schedule may be hereafter amended by the mutual consent of the parties (the "Customers"); and

         C.  The Company is willing to manufacture and supply Products to the
Representative and to appoint the Representative as a distributor of the
Products on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.       DISTRIBUTION RIGHTS.  Subject to the terms and conditions set forth herein, the Company hereby appoints the Representative as the exclusive distributor of the Products to the Customers for the term of this Agreement as provided in Section 2 below. The Representative agrees that it shall not, directly or indirectly, offer, market, sell or otherwise deal in any products substantially similar in design or usage to the Products for sale to the
Customers. No right or license to manufacture the Products are granted to the
Rep by this Agreement.

2.       TERM.  This agreement shall commence on and, unless sooner terminated as provided in Section 7, shall continue in full force and effect for a period of one (1) year (the "Term").

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3.       DUTIES OF THE REPRESENTATIVE.

         (a)      The Representative shall use his best efforts to promote the sale of the Products to the Customers.

         (b)      Estimated units to be sold, $ _________________ within the
                  State of _________________.

         (c)      The Representative shall comply with all appropriate federal, state, county and local laws, rules and regulations pertaining to this Agreement and/or the acquisition, receipt, holding, selling, distribution or advertising of the Products.

         (d)      The Representative shall, at its own expense, make, execute or file such reports and obtain such licenses as are required by law or any public authority with respect to this Agreement and/or the acquisition, receipt, holding, selling,
                  distributing or advertising of the Products.

         (e)      The Representative shall be solely responsible for the
                  declaration and payment of all local, state and federal taxes as may accrue because of the Representative's activities in connection with this Agreement.

         (f)      The Representative shall maintain as confidential and
                  proprietary all non-public information and details concerning
                  (i) this Agreement; (ii) the Products and (iii) the Company's
                  Marketing and Compensation Program. Notwithstanding the
                  foregoing, either party to this Agreement may disclose any otherwise confidential information if the disclosure is
                  required by a court or governmental authority.

         (g)      Exercise due diligence to keep the Company informed, through regular written reports, with respect to any observations or complaints received from any of the Customers with regard to any of the Products.

         (h)      Bear its own costs and expenses incurred in performing its obligations hereunder.

4.       ORDERS AND DELIVERY.  The Representative shall qualify submitted purchase orders for Products signed by a duly authorized officer and containing complete information regarding Product price, item number, quantity, requested delivery dates, shipping instructions and shipping address (each, a "Purchase
Order"). Promptly following receipt of Purchase Order, the Company shall acknowledge and confirm the order. Confirmed Purchase Orders shall be governed by the terms set forth herein to the exclusion of any additional or contrary terms set forth in the parties' standard sales transaction forms.

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5.       TERMS OF SALE AND PAYMENT.

         (a)      During the Term, the Representative shall receive a commission of ten per cent (10%) of the then current published list price of each Product, less shipping costs. The Company shall
                  furnish any revised price list to the Representative with a 30 day advanced notice of price increases. The list price shall be adjusted from time to time at the discretion of the Company.

         (b)      All equipment produced by the company is sold f.o.b. the
                  company's Raleigh, NC offices.

         (c)      The Customer shall pay for the Products in U.S. Currency by wire transfer or other payment of immediately available funds within 30 days of receipt of the invoice for the same.

6.       LIMITED TRADEMARK LICENSE.  During the Term, the Company grants to the
Representative a limited, non-exclusive, royalty-free right and license to use, but not to register the name and trademark "HydroFlo." Except as provided in this Section 6, the Representative agrees not to utilize the HydroFlo logo, trade name or trademarks in any way or to name HydroFlo executives, employees, members or affiliates in any advertising format or medium without the express written consent of HydroFlo.

7.       TERMINATION.  In the event the Representative breaches any provision of this Agreement, the Company may terminate this Agreement immediately and shall have the right to seek all other available remedies. Upon the termination of this Agreement, the Company will complete the manufacture of all in-process
Products subject to a Confirmed Purchase Order as provided in Section 4 and the
Customer will purchase the same at the prices then in effect.

8.       STATUS OF THE REPRESENTATIVE. The Representative is duly organized and is qualified and has all consents, permits and authorizations required to perform its obligations under this Agreement.

9.       RELATIONSHIP OF THE PARTIES.  The Representative acknowledges that it is an independent contractor. Nothing in this Agreement, its provisions or the transactions, obligations and relationships contemplated hereby shall constitute either party to this Agreement as the agent, employee or legal representative for the other party hereto for any purpose whatsoever, nor shall any party to this Agreement hold itself out as such. This Agreement does not create and shall not be deemed to create a relationship of partners, joint venturers, associates or principal and agent between the parties hereto, and the parties acknowledge that each is acting as a principal hereunder. This Agreement does not constitute either the sale of a franchise or a dealership to the Representative.

10.      AMENDMENT.  This Agreement may only be amended by mutual written agreement of the parties.

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11.      ENTIRE AGREEMENT.  It is expressly agreed by the Parties that there are no verbal or written representations, understandings, stipulations, agreements, or promises relating to the subject matter of the Agreement not incorporated in writing in the Agreement. This Agreement constitutes the entire Agreement between the Parties hereto, and it cannot be amended except as provided in
Section 10 above.

12.      BINDING AGREEMENT; GOVERNING LAW AND VENUE.  The Representative
acknowledges that it has read and understands this Agreement and that this
Agreement shall become binding upon the Representative upon execution by both parties. This Agreement shall be governed by the laws of the State of North
Carolina. Any action or other proceeding initiated by one party to this
Agreement against the other party relating to or for the enforcement of this
Agreement shall be brought in any court of competent jurisdiction in Raleigh,
North Carolina.

13.      NOTICE.  Any notice or invoice required or permitted herein shall, unless otherwise specified in this Agreement, be given by facsimile, telex, cable, registered mail-return receipt requested, or receipted overnight delivery properly addressed to the party to be notified at its address as stated below, and shall be deemed delivered when so transmitted.

         If to the Company:

         HydroFlo, Inc.
         3721 Junction Blvd.
         Raleigh, NC 27615
         Attn Mr. Tom Barbee
         Telephone: 919-772-9925
         Facsimile: 919-772-1220

         If to the Representative:

         _______________________
         _______________________
         Telephone: ____________
         Facsimile: ____________

14.      FORCE MAJURE.  Except as to payment obligations, neither party shall be liable or considered in default under this Agreement when the delay of performance is caused by circumstances beyond its reasonable control and occurring without its fault or negligence, including failure of suppliers, subcontractors, and carriers, acts of civil or military authorities, national emergencies, fire, flood, hurricane, acts of God, insurrection, and war, provided the affected party immediately provides notice thereof to the other and does those things reasonably possible to resume the timely performance of its obligations under this Agreement.

15.      VALIDITY.  In the event that any provision of this Agreement (a) is found to be invalid or unenforceable by final decision of a court of competent jurisdiction, or (b) is rendered invalid by reason of subsequently enacted legislation then that provision shall be of no force or effect, but the remainder of the Agreement shall continue in full force and effect. If a provision of this Agreement fails for either of the reasons listed above, the parties shall enter into immediate negotiations for the purpose of arriving at a mutually satisfactory replacement for such provision.

16.      DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITIES.

         (a)      THE COMPANY PROVIDES ITS EQUIPMENT FOR THE PURPOSE OF AERATION
                  TO WATER AND WASTEWATER, HOWEVER,  SINCE THE CHARACTERISTICS
                  OF WATER AND WASTEWATER ARE HIGHLY VARIABLE AND THOSE
                  CHARACTERISTICS AFFECT THE ABILITY OF OXYGEN TO ENTER AND
                  REMAIN IN THE WATER AND WASTEWATER, THE COMPANY SHALL ONLY
                  WARRANT THE MATERIALS AND WORKMANSHIP OF THE EQUIPMENT AND THE
                  VOLUME OF AIR INTRODUCED INTO THE WATER AS PROVIDED IN CURRENT
                  AND FUTURE PRODUCT DOCUMENTS.  NO OTHER WARRANTY IS EXPRESSED
                  OR IMPLIED FOR THE MERCHANTABILITY OR FITNESS FOR ANY
                  PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED,
                  FOR ANY OF THE PRODUCTS.

         (b)      THE COMPANY SHALL IN NO EVENT BE LIABLE, WHETHER IN CONTRACT,
                  TORT, OR ON ANY OTHER BASIS, FOR CONSEQUENTIAL, INCIDENTAL,
                  INDIRECT OR PUNITIVE DAMAGES, OR LOSS OF PROFITS OF ANY KIND
                  SUSTAINED BY THE REPRESENTATIVE, OR BY ANY PERSON DEALING WITH
                  THE REPRESENTATIVE, IN CONNECTION WITH THE PRODUCTS.  THE
                  COMPANY 'S LIABILITY FOR ANY CLAIM OF ANY KIND (INCLUDING,
                  WITHOUT LIMITATION, CLAIMS BASED UPON ANY EXPRESS WARRANTY
                  CONTAINED HEREIN AND CLAIMS BASED UPON ANY WARRANTY IMPLIED BY
                  LAW), SHALL BE LIMITED, AT THE COMPANY 'S OPTION, TO
                  REPLACEMENT OF THE PRODUCTS OR THE DIFFERENCE BETWEEN THE
                  INVOICED AMOUNT AND THE MARKET PRICE OF THE PRODUCTS AT THE
                  TIME AND PLACE SPECIFIED IN THE PURCHASE ORDER OR THE RETURN
                  TO THE REPRESENTATIVE OF THE AMOUNT PAID BY THE
                  REPRESENTATIVE, AND THE REPRESENTATIVE EXPRESSLY WAIVES ANY
                  RIGHT IT MIGHT HAVE TO ANY OTHER MEASURE OF DAMAGES, STATUTORY
                  OR OTHERWISE.

         (c)      All warranty disclaimers contained herein are intended to
                  comply with applicable law and shall be enforced to the
                  fullest extent possible under applicable law.  To the extent that any warranty disclaimer is deemed invalid under any law, which may be applied, any related non-disclaimable warranties, whether express or implied, shall be limited in duration to a period of six (6) months.

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         (d)      Neither the Representative, nor any agent, representative or designee of the Representative shall make any warranties,
                  representations or guarantees to any person, either orally or in writing, in the name of or on behalf of the Company without the Company's prior written consent.

         (e)      Any action for breach of this Agreement or for breach of any warranty, express or implied, of the Company shall be
                  commenced within one (1) year from the date of the delivery of the Products.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the date first written above.

                                            HYDROFLO, INC.

                                            By:      __________________
                                            Name:    T F Barbee
                                            Title:   President

                                            ___________________________

                                            By:      __________________
                                            Name:    __________________
                                            Title:   __________________